UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2005

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street	Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)		(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2005, Matrix Service Company (the “Company”) issued a press release announcing that on December 20, 2005, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company as Borrower, JPMorgan Chase Bank, N.A. as Administrative Agent, J.P. Morgan Securities Inc. as Sole Bookrunner and Sole Lead Arranger and JPMorgan Chase Bank, N.A., Wachovia Bank, N.A. and Ableco Finance LLC as the Lenders. A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Credit Agreement provides for a term loan of $15,000,000 and a revolving credit facility of up to $40,000,000. At the Company’s option, amounts borrowed under the revolving credit facility will bear interest at either the “Alternate Base Rate” or an “Adjusted LIBO Rate”, plus, in each case, an “Applicable Rate”. Beginning on February 28, 2006, the Applicable Rate will range from .75% to 2.0% in the case of an Alternate Base Rate revolving loan and from 2.25% to 3.5% in the case of an Adjusted LIBO Rate revolving loan, in each case based on the Company’s most recently reported “Senior Leverage Ratio”. The Applicable Rate will range from 2.25% to 3.5% in the case of an Alternate Base Rate term loan and from 4.5% to 5.0% in the case of an Adjusted LIBO Rate loan. Effective December 20, 2005, the initial interest rate on the $15 million term loan is 9.37%. The Company currently has $6.3 million borrowed under the revolver and $11.2 million of letters of credit outstanding.

The term loan shall be repaid in consecutive quarterly payments of $0.5 million, payable on the last day of each calendar quarter commencing June 30, 2006 and continuing to the maturity date, December 20, 2010, at which time all remaining principal and interest amounts outstanding under the term loan will be due and payable. All principal amounts outstanding under the revolving credit facility will be due and payable on December 20, 2008.

The Credit Agreement includes customary affirmative and negative covenants, such as limitations on the creation of new indebtedness and on certain liens, restrictions on certain transactions and payments and maintenance of a total leverage ratio, a senior leverage ratio, a fixed charge coverage ratio and a cash interest coverage ratio. A default under the Credit Agreement may be triggered by various events, including when a representation or warranty in the Credit Agreement proves to have been incorrect when made or deemed made, a failure to make payments of principal or interest when due under the Credit Agreement and a failure to observe certain covenants in the Credit Agreement.

The Credit Agreement is guaranteed by a number of the Company’s subsidiaries and is also secured by a lien on all assets and rights and interests in or to property of the Company and a number of its subsidiaries.

Certain of the Lenders under the Credit Agreement and/or their affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to the Company and/or its affiliates for which the Company and/or its affiliates have paid, and expect to pay, customary fees.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the term loan in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.	Other Events.

On December 12, 2005, the Company and the sole investor in the Company’s Senior Unsecured Convertible Notes due 2010 (the “Notes”), entered into a Waiver Extension. Under the Notes, additional interest was scheduled to accrue at a rate of 5% per annum and be added to the principal balance of the Notes in the event that the Company was unable to refinance its credit facility prior to September 30, 2005. The accrual of additional interest was initially waived until November 15, 2005. The Waiver Extension extended the waiver period until December 31, 2005. Since as reported under Item 1.01 of this Current Report on Form 8-K, the Company entered into an amended and restated credit agreement on December 20, 2005, no additional interest will accrue under the Notes.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated December 20, 2005.

99.1	Press Release dated December 21, 2005, issued by the Company.

99.2	Waiver Extension to the Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: December 27, 2005	By:	/s/ George L. Austin
George L. Austin Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated December 20, 2005.

99.1	Press Release dated December 21, 2005, issued by the Company.

99.2	Waiver Extension to the Securities Purchase Agreement.